                                                                  EXHIBIT (a)(3)


                         NOTICE OF GUARANTEED DELIVERY

                                      for

                       TENDER OF SHARES OF COMMON STOCK

                                      of

                            Protocol Systems, Inc.
                   (Not to Be Used for Signature Guarantees)

   As set forth in Section 2 of the Offer to Purchase (as defined below), this form or its substantial equivalent must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.01 per share (together with the associated Rights, the "Shares"), of Protocol Systems, Inc., an Oregon corporation (the "Company"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). Unless the context otherwise requires all references herein to the Shares shall be deemed to include the aforementioned Rights, and all references to the Rights include the benefits that may inure to holders of Rights pursuant to the Rights Agreement (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

                                The Depositary:

                             [LOGO OF CHASEMELLON]

     ChaseMellon Shareholder    ChaseMellon Shareholder   ChaseMellon Shareholder
        Services, L.L.C.           Services, L.L.C.          Services, L.L.C.
          P.O. Box 3301          85 Challenger Road--    120 Broadway, 13th Floor
   South Hackensack, NJ 07606      Mail Drop--Reorg         New York, NY 10271
    Attention: Reorganization  Ridgefield Park, NJ 07660 Attention: Reorganization
           Department          Attention: Reorganization        Department
                                      Department

                   By Facsimile Transmission: (201) 296-4293
                    Confirm Facsimile Only: (201) 296-4860

   Delivery of this Letter of Transmittal to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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

Ladies and Gentlemen:

   The undersigned hereby tenders to Welch Allyn Acquisition Corporation, an Oregon corporation (the "Purchaser") and a wholly owned subsidiary of Welch Allyn, Inc. ("Parent"), a New York corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated June 7, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares ______________________________________________________________

Common Share Certificate Nos. (if available) __________________________________

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(Check box if Shares will be tendered by book-entry transfer)

[_]The Depository Trust Company

Account Number ________________________________________________________________

Transaction Code No. __________________________________________________________

Dated _________________________________________________________________________

Name(s) of Record Holder(s) ___________________________________________________

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Please Print
Address(es) ___________________________________________________________________

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                                  (Zip Code)

Daytime Area Code & Tel. No. __________________________________________________

Signature(s) __________________________________________________________________

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


                                  GUARANTEE
                  (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Guarantee Program or the Stock Exchange Medallion Program hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Letter of Transmittal) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm ______________________________________________________________

 Address ___________________________________________________________________

 ---------------------------------------------------------------------------

 ---------------------------------------------------------------------------
                                                                    Zip Code

 Area Code and Tel. No. ____________________________________________________

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                              Authorized Signature

 Name ______________________________________________________________________

 ---------------------------------------------------------------------------
                             (Please Type or Print)

 Title _____________________________________________________________________

 Dated _____________________________________________________________________

 Note: do not send certificates for Shares with this notice. Certificates for Shares should be sent with your Letter of Transmittal.


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